Exhibit (a)(1)(D)

Notice of Withdrawal of Election Form (Grant-by-Grant)

GETTY IMAGES HOLDINGS, INC.
605 5TH AVE S. SUITE 400
SEATTLE, WA 98104

Instructions

If you previously elected to accept the offer by Getty Images Holdings, Inc. (“Getty Images”) to exchange all of your outstanding Eligible Options for New Options, subject to the terms and conditions of the Offer to Exchange dated March 2, 2026 (the “Exchange Offer”), and you would like to change your election and withdraw the tender of your Eligible Options for exchange, you must complete and sign this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”) and return it to Getty Images before 11:59 p.m., Eastern Standard Time, on Friday, March 27, 2026, unless extended (the “Expiration Time”). Once you have completed and signed this Notice of Withdrawal, please return it to Getty Images by the following means:

Return via email (by PDF or similar imaged document file) to: compensation.administrator@gettyimages.com

Your tendered Eligible Options will not be considered withdrawn from the Exchange Offer until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Optionholder, any previously tendered Eligible Options will be cancelled pursuant to the Exchange Offer in exchange for the grant of New Options. You must sign the Notice of Withdrawal using the same name that appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

Once you have withdrawn Eligible Options, you may re-tender such Eligible Options prior to the Expiration Time. Any such subsequent elections to tender Eligible Options will be accepted only via email to compensation.administrator@gettyimages.com of a new, signed and dated Election Form, a form of which is being provided to you concurrently with this email and is attached as an exhibit to the Tender Offer Statement on Schedule TO filed by Getty Images with the U.S. Securities and Exchange Commission on March 2, 2026, or you can request a form via email at compensation.administrator@gettyimages.com.

You should receive a confirmation of receipt after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before Wednesday, March 25, 2026, please contact us promptly via email at compensation.administrator@gettyimages.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW YOUR PREVIOUS TENDER OF ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

Statement

I previously received from Getty Images the Tender Offer Statement on Schedule TO and the exhibits thereto including the Offer to Exchange, dated March 2, 2026 (collectively, the “Offer Documents”) and the Election Form. I executed and delivered the Election Form, in which I elected to tender Eligible Options in exchange for New Options. By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to such Eligible Options. All capitalized terms used in this Notice of Withdrawal but not defined herein shall have the meanings given in the Offer Documents.

I understand that, by signing this Notice of Withdrawal and delivering it to Getty Images, I withdraw my acceptance of the Exchange Offer with respect to such Eligible Options. By rejecting the Exchange Offer with respect to such Eligible Options, I understand that none of such Eligible Options will be cancelled in exchange for the grant of New Options, and I will retain the Eligible Options not tendered in connection with the Exchange Offer, subject to their existing terms and conditions. I agree that Getty Images has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of my Eligible Options from the Exchange Offer is at my sole and exclusive discretion. I agree that Getty Images will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw my Eligible Options.

By signing below, I make the following revocation(s):

Grant Table

Grant Date | Grant ID | Shares Tendered (entire grant) | Exercise Price

Signature

Signature / E-sign: ______________________________            Date/Time: ________________